UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 19, 2012

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of MidWestOne Financial Group, Inc. ("the Company") was held on April 19, 2012. There were a total of 8,497,342 shares of common stock outstanding as of the record date for the annual meeting. Four proposals were presented to the shareholders. The results of the shareholder vote on each of the four proposals were as follows:
A proposal to elect four (4) Class II Directors of the Company; each director having a three-year term expiring in the year 2015.

	Number of Shares	Number of Shares
Nominees	Voted For	Vote Withheld	Broker Non-Votes
Richard R. Donohue	4,101,037	69,446	1,228,377
Charles S. Howard	4,087,462	83,021	1,228,377
John S. Koza	4,043,595	126,888	1,228,377
Stephen L. West	4,092,735	77,748	1,228,377
An advisory (non-binding) proposal to approve the compensation awarded by the Company to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. This proposal, commonly referred to as “Say on Pay,” was required by Section 14A of the Securities Exchange Act of 1934, as amended (The "Exchange Act").

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
4,016,137	90,053	64,293	1,228,377
An advisory (non-binding) proposal regarding the frequency with which shareholders will consider future Say on Pay proposals, as required by Section 14A of the Exchange Act.

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
3,859,379	86,168	201,107	23,829	1,228,377
Based upon these results, and consistent with the Board's previous recommendation, the Board has determined that the Company will hold an advisory shareholder vote on executive compensation every year until the next required vote on the frequency of such advisory votes.
The ratification of the appointment of KPMG, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
5,354,145	12,302	32,413	—
Item 8.01.     Other Events.
On April 19, 2012, the Board of Directors of the Company declared a cash dividend of $0.085 per share payable on June 15, 2012 to shareholders of record as of the close of business on June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	April 23, 2012	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer